Investors contact:
Kevin J. Bratton                              Brian Korb
Cytogen Corporation                     The Trout Group LLC
(609) 750-8205                                  (646)378-2923

Cytogen Corporation’s Auditors Expressed Going-Concern Qualification

PRINCETON, N.J.--(BUSINESS WIRE)—March 20, 2008--Cytogen Corporation (NASDAQ: CYTO) announced today that in its 2007 financial statements included in the Company’s Annual Report on Form 10-K, the audit opinion of KPMG LLP contained a “going concern” qualification.  NASDAQ’s marketplace rules require NASDAQ-listed companies to publicly announce the receipt of an audit opinion containing a “going concern” qualification.

The Company’s Annual Report on Form 10-K is available from the SEC’s website at http://www.sec.gov or the “Investor Information” section of the Company’s website at http://www.cytogen.com.

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The Company's specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL(R) is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET(R) (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT(R) (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer. Cytogen's product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET and PROSTASCINT, including warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com. Cytogen's website is not part of this press release.

As announced on March 11, 2008, Cytogen has entered into a definitive merger agreement with EUSA Pharma, Inc., pursuant to which all outstanding shares of the Company will be converted into $0.62 per share.  EUSA Pharma is a transatlantic specialty pharmaceutical company focused on oncology, pain control and critical care.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of not being able to consummate the merger agreement with EUSA Pharma, Inc.; the risk of raising additional capital in the second quarter of 2008 if the merger with EUSA is not consummated; the risk of successfully identifying, evaluating, and executing strategic transactions or actions to enhance Cytogen's future growth potential and maximize shareholder value; the risk of launching a new product;, the risk of successfully marketing its products; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products, such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release.